 Exhibit 10.25

TEL	(585) 334.1122
FAX	(585) 334.9756
WEB	www.lefrois.com
ADDRESS	PO Box 230
1020 Lehigh Station Road
Henrietta, New York 14467-9369

THIS AGREEMENT OF LEASE, dated as of the 30TH day of December, 2002, between Richard R. LeFrois having an office and place of business located at 1020 Lehigh Station Road, Henrietta, New York, hereinafter described as “Landlord” and Lucid, Inc. a Corporation organized under the laws of the State of New York, with an address of 50 Methodist Hill Drive, Rochester, NY 14623, hereinafter described as “Tenant”.

W I T N E S E T H:

1.             DESCRIPTION

Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the premises described on “Exhibit A” attached hereto, consisting of approximately 6,475 square feet of floor area located at 2320 Brighton Henrietta Town Line Road, Rochester, NY 14623, (the “Premises”).

2.             TERM

(A).         The term of this Lease (The “Lease Term”) shall be one (1) year, to commence on December 1, 2002 and to end at midnight. November 30, 2003.

(B).         The term “Lease Year” as used herein is defined to be a period of twelve consecutive calendar months beginning December 1, 2002. Upon commencement of this Lease, the prior lease dated September 12, 2002, for 18,200 square feet at 50 Methodist Hill Drive shall terminate.

3.             RENT & ADDITIONAL RENT

The rent and additional rent during the term of this Lease shall be paid in consecutive monthly installments in the amounts shown below in advance on the first (1st) day of each month during the term hereof, without deduction, setoff or prior demand which rent Tenant agrees to pay in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, to the Landlord, Richard R. LeFrois, P.O. Box 92878, Department No. 102, Rochester, New York 14692, or such other place as the Landlord may designate.

The rent and additional rent breakdown as follows:

	Base Rent	Additional Rent	Monthly Payment
December 2002	$4,856.25	$1,187.08	$6,043.33
January 2003 – June 2003	$8,661.22	$1,187.08	$9,848.30
July 2003 – November 2003	$4,856.25	$1.187.08	$6,043.33

At the end of the Lease term, Landlord shall reconcile the additional rent payments received against all additional rent charges for the Lease term and if there is an amount due Landlord, that amount will be paid by Tenant within ten (10) days of receipt of invoice. If there is an amount due Tenant that amount will be credited Tenant and if there are no outstanding charges and Tenant is not in default, that amount will be paid to Tenant within ten (10) days of Lease termination.

This Lease is granted and accepted upon the foregoing and upon the following covenants and conditions and subject to the following restrictions, to all and every one of which the parties consent; and each of the parties hereby expressly covenants and agrees to keep, perform and observe all the terms, covenants and conditions herein contained on its part to be kept, performed and observed.

4.             USE

The Premises may be used and occupied exclusively by Tenant as an office and warehouse. Tenant will not at anytime use or occupy the Premises in violation of its approved use. No part of the Premises shall be occupied or used by any persons for any purpose or in any manner so as to increase the insurance risk or rates or prevent the obtaining of insurance; nor so that, in accordance with any requirement or law or any public authority, the Landlord shall be obligated, on account of the purpose or manner of said use or occupation, to make any addition or alteration to or in the building. If, by reason of Tenant’s failure to comply with this provision, the fire insurance rate at any time shall be higher than it otherwise would have been then Tenant shall reimburse Landlord, as additional rent, for that part of all fire insurance premiums thereafter paid by Landlord by reason or such violation by Tenant.

5.             LANDLORD’S REPAIRS

Landlord Shall Maintain and Repair:

1.     All Structural Elements of the Premises.

2.     Exterior walls.

3.     Roofs.

4.     Major Repairs to the Pipes, Fixtures.

Tenant is responsible for the maintenance of the appliances and equipment which includes the HVAC units. As long as damages have not been caused by tenant’s failure to maintain appliances and equipment properly, Landlord shall be responsible for major repairs or replacement to the appliances and equipment.

As used herein, the term “major repairs” shall mean repairs costing more than Five Hundred Dollars, ($500.00) individually or aggregating more than One Thousand Dollars, ($1,000.00) in any lease year in respect of any one such system.

6.             UTILITIES

(A)          Tenant shall pay, as additional rent, all charges for light, heat, power, electric, gas, water, sewerage charges, pollution charges, Pure Water charges, fuel charges and such other similar services furnished or used in connection with the Premises during the Lease Term.

(B)          Landlord agrees to install separate utility meters for the Premises.

7.             REMEDIES OF TENANT REGARDING

PROVISION OF SERVICES AND UTILITIES

No diminution or abatement of rent or other compensation shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements to the building or to its appliances. However, for any space taken to comply with any law, ordinance or order of a governmental authority, the rent shall be apportioned ratably. In respect to the various “services”, if any, herein expressly or impliedly agreed to, be furnished by the Landlord to the Tenant, it is agreed that there shall be no diminution or abatement of the rent, or any other compensation, for interruption or curtailment of such “services” when such interruption or curtailment shall be due to accident, alterations or repairs desirable or necessary to be made or to some other cause, not gross negligence on the part of the Landlord. No such interruption or curtailment of any such “services” shall be deemed a constructive eviction. The Landlord shall not be required to furnish, and the Tenant shall not be entitled to receive, any of such “services” during any period wherein the Tenant shall be in default in respect to the payment of rent. Such repairs, alterations, etc., shall be done with reasonable dispatch.

8.             PREPARATION OF PREMISES

Landlord’s Improvements: (Per Exhibit “A”).

9.             MAINTENANCE AND REPAIRS

Tenant (a) except as specifically set forth in section 5, shall, at the Tenant’s own expense, take good care of the Premises, and the pipes, fixtures, appliances, equipment and appurtenances belonging thereto, and keep the same in good order and repairs (if any) shall be in quality and class at least equal to the original work; on default of Tenant to do such work, the Landlord may do it for Tenant’s account, and Tenant shall have no claim for inconvenience on account thereof; (b) shall not cut or drill or otherwise deface or injure the building; (c) shall not use or permit the use of the roof except as shall be expressly permitted in writing by Landlord, including, without limitation, for the installation thereon of any antenna, airlines, masts, or other radio or television equipment; (d) shall not, without the Landlord’s prior written consent first obtained in each instance, permit any matter or thing to be extended or projected from the window sash, window sill, cornice or fire escape of the Premises; (e) shall, within ten (10) days after the Landlord’s demand thereof, pay to Landlord as additional rent hereunder, an amount equal to the increase, if any, in the amount of the fire insurance premium applicable to the building for and during the demised term resulting from the Tenant’s use and occupancy of the Premises in violation of the use permitted in this Lease, or from the Tenant’s failure to comply with any requirements of law or the recommendation of any insurance carrier; (f) shall not, without the Landlord’s prior written consent first obtained in each instance, make alteration or addition to the electric wiring, equipment, or appliances, including, without limitation, any heating, air conditioning system, water systems, or gas pipe systems, or tap any mains or pipes to supply water for refrigeration or air conditioning apparatus; (g) shall not, without Landlord’s prior written consent first obtained in each instance, make any alterations, decorations or improvements in or to the Premises, provided however, Landlord’s consent to non-structural interior alterations or decorations shall not be unreasonably withheld; (h) shall comply with all reasonable and uniform regulations and orders of Landlord designated to promote the safety or good order of the building; and (i) shall promptly discharge by filing the necessary bond, or otherwise, any mechanic’s lien or other lien filed against the Premises because of any work or material done or furnished to the Tenant. All alterations, additions or improvements made to the Premises by either party, including railings, galleries, decorations, paneling and similar items, unless Landlord shall otherwise elect in writing, shall become the property of Landlord and be surrendered as part of the Premises at the expiration or earlier termination of this Lease.

10.          COVENANT AGAINST ASSIGNMENT AND SUBLETTING

(A)          Without the previous written consent of the Landlord, neither the Tenant, nor the Tenant’s legal representatives or successors in interest by operation of law or otherwise, shall assign or mortgage this Lease, or sublet the whole or any part of the Premises or any part thereof to be used by others. Any consent by Landlord to any act of assignment or subletting shall be held to apply only to the specific transaction thereby authorized. Such consent shall not be construed as a waiver of the duty of Tenant, or the legal representatives or assigns of tenant, to obtain from the legal representatives or assigns of Tenant, to obtain from Landlord consent to any other or subsequent assignment or subletting, or as modifying or limiting the rights of Landlord under the foregoing covenant by Tenant not to assign or sublet without such consent. Any violation of any provision of this Lease, whether by act or omission, by any assignee, subtenant, or undertenant, or occupant shall be deemed a violation of such provision by Tenant, it being the intention and meaning of the parties hereto that Tenant shall assume and be liable to Landlord for any and all acts and omissions of any and all assignees, sub-tenants and under- tenants and occupants. If this Lease be assigned, the Landlord may, and is hereby empowered to collect rent from the assignee if the Premises or any part thereof be underlet or occupied by any person or Corporation other than Tenant. Landlord, in the event of Tenant’s default may, and is hereby empowered to, collect rent from the undertenant or occupant; in either of such events, Landlord may apply the net amount received by it to the rent herein reserved, and no such collection shall be deemed a waiver of the covenant herein against assignment and underletting, or the acceptance of the assignee, undertenant, or a release of the Tenant from the further performance of the covenants herein contained on the part of the Tenant.

(B)          Notwithstanding the provision of paragraph 10(A) hereof, the Tenant may, without the Landlord’s consent, assign this Lease to any parent, affiliated or subsidiary corporation, provided such assignment does not relieve the original Tenant of any liability hereunder.

11.          RIGHT OF ENTRY

Tenant, during the term hereof, shall permit inspection of the demised Premises during reasonable business hours by Landlord’s agents or representatives, and by or on behalf of prospective purchasers; and shall permit access by the Landlord, or Landlord’s agents or representatives during reasonable hours for the purpose of making repairs, renovations or decorations.

12.          COVENANT TO SURRENDER; REMOVAL OF PERSONAL PROPERTY

On the last day of the Lease Term or on the sooner termination thereof, Tenant shall peaceably and quietly leave, surrender and yield up unto the Landlord all and singular the Premises broom-clean and in good order and repair, ordinary wear and tear and damage by fire, condemnation or other casualty as is insurable under present or future standard forms of fire and extended coverage insurance policies, excepted, together with all alterations, additions and improvements which may have been made upon the Premises with Landlord’s permission except movable furniture or movable trade fixtures put in at the expenses of Tenant. If the last day of the Lease Term falls on Sunday, this Lease shall expire on the business day immediately preceding it. Tenant, on or before said date, shall remove all its property from the Premises, and all property not so removed shall be deemed abandoned by Tenant. If said Premises be not surrendered at the end of the term, Tenant shall make good to Landlord all damage which Landlord shall suffer by reason thereof, and shall indemnify Landlord against all claims made by any succeeding tenant against Landlord in delivering possession of the Premises to such succeeding tenant, so far as such delay is occasioned by failure of Tenant to surrender the Premises.

13.          FIRE OR CASUALTY DAMAGE

In case of damage to the Premises or the building of which the Premises are a part by fire, or other casualty as is insurable under present or future standard forms of fire and extended coverage insurance policies, Landlord, unless it shall otherwise elect as hereinafter provided, shall repair the same with reasonable dispatch after written notice of damage. If the Premises, or any part thereof, are damaged by fire, enemy action, or other casualty to such an extent as to be rendered untenantable, but are, nevertheless, repaired by Landlord, then the rent shall be abated to an extent corresponding with the time during which and the extent to which said Premises may have been untenantable. If such repairs, however, are delayed because of Tenant’s failure to adjust Tenant’s own insurance claim, no reduction shall be made beyond a reasonable time allowed for such adjustment. If the Landlord in its exclusive discretion, shall decide, within a reasonable time after the occurrence of any such fire, enemy action, or other casualty, to demolish, rebuild or reconstruct the building, then, upon at least thirty (30) days written notice given by Landlord to Tenant, this lease shall terminate on a date to be specified in such notice as if that date had been originally fixed as the expiration date of the Lease Term, and the rent shall be adjusted as of the time of the occurrence of any such fire, enemy action, or other casualty. Tenant shall give immediate notice to Landlord in case of fire or other casualty or in the event of accidents to or defect in any fixtures or equipment of the building. Landlord, for itself and its insurers, hereby releases Tenant with respect to any liability (including that deriving from the fault or neglect of Tenant, assignees, sub-tenants, its agents, employees or other persons under its or their direction or control) which Tenant might otherwise have for any damage to the building or the Premises by fire, explosion, or any other perils covered by Landlord’s insurance, occurring during the Lease Term. Whenever Landlord elects to insure the Premises or the building against fire or other casualty with an insurance company selected by Landlord, Landlord shall cause all policies evidencing such insurance to include a provision permitting such release of liability if such a provision is obtainable from such insurer at no additional expense to Landlord. If such insurer will not include such a provision in said policy, or if the inclusion of such provision in such policy would involve an additional expense for Landlord, Landlord shall so advise Tenant within a reasonable time. Where such a provision is obtainable from such insurer and Tenant notifies Landlord in writing within a reasonable time thereafter the Tenant desires Landlord to cause such a provision to be included in such policy at the expense of Tenant, Landlord shall cause such a provision to be included, and Tenant agrees to pay promptly all expenses incurred by Landlord as a result of such inclusion.

In case Landlord shall fail to complete such repairs within ninety (90) days from the date of such damage, the Tenant may at any time after such ninety (90) day period give Landlord thirty (30) days notice in writing of termination of this lease, then at the expiration of such thirty day period, this lease shall terminate as completely as if that were the date fixed for expiration of the term of this lease unless, Landlord shall have substantially completed repairs prior to the expiration of such thirty day period.

14.          CONDEMNATION

If the whole or a substantial part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof by a public body vested with the power of eminent domain, then, when possession shall be taken thereunder of the Premises, or any part thereof, the term herein demised and all rights of Tenant hereunder shall immediately cease and terminate, and the rent shall be adjusted as of the time of such termination.

15.          RELEASE FROM LIABILITY IF UNABLE TO PERFORM

In case Landlord is prevented from making any repairs, decorations or installing any fixtures or articles of equipment, or performing any other covenant or duty, whether expressed herein or implied, to be performed on Landlord’s part, due to the Landlord’s inability to obtain, or difficulty in obtaining, labor or materials necessary thereof, or due to any governmental rules or regulations relating to the priority of national defense requirements or due to any other cause beyond Landlord’s control, Landlord shall not be liable to Tenant for damages resulting therefrom; nor shall the same give rise to a claim in the Tenant’s favor that such failure constitutes actual or constructive, total or partial eviction from the Premises.

16.          INSURANCE

(A)          Tenant covenants and agrees, at its sole cost and expense, throughout the duration of this Lease, to obtain, keep and maintain in full force and effect for the mutual benefit of Landlord and Tenant, comprehensive liability insurance claims for damage to persons or property arising out of the use and occupancy of the Premises or any part or parts in limits not less than One Million Dollars, ($1,000,000.00) for a combined single limit bodily injury, property damage policy. Such public liability policy or policies shall name Landlord as an additional insured. Tenant will supply Landlord with certificates of insurance evidencing the term of this Lease prior to taking occupancy.

(B)          All insurance provided for in this paragraph 16 may be in the form of a general coverage, floater policy or so called blanket policies which may be furnished by Tenant, or the parent corporation of Tenant or any related entity.

(C)          Landlord shall keep the building containing the Premises insured against loss or damage by fire with extended coverage endorsement in an amount not less than 80% of the full insurable value thereof. Tenant agrees to pay its proportionate share of the cost of said insurance during the term hereof and that amount shall be paid as an additional rent. Said proportionate share shall be determined by multiplying the cost of said insurance by a fraction, the numerator of which shall be the square foot area of the Premises and the denominator the total rentable square foot area of the building of which the Premises are a part.

17.          INDEMNITY

Except as otherwise provided in Section 13 hereof, Tenant shall indemnify Landlord against any expense, loss or liability paid, suffered or incurred as the result of any breach by Tenant, Tenant’s agents, servants, employees, contractors, invitees or licensees, of any covenant or condition of this Lease, or the carelessness, negligence or improper conduct of Tenant, Tenant’s agents, servants, employees, contractors or invitees. Tenant’s liability under this Lease extends to the acts and omissions of any sub-tenant, and any agent, servant, employee, invitee or licensee of any such sub-tenant.

18.          WAIVER OF SUBROGATION

Tenant hereby releases Landlord from any and all liability for any loss or damage caused by fire, or other casualty to the property of Tenant on the Premises or the contents of the Premises even if such fire or other causality shall be brought about by the fault or negligence of Landlord or its agents.

19.          MECHANIC’S LIEN

Tenant shall not do or suffer anything to be done whereby the Premises may be encumbered by any mechanic’s lien and shall, whenever and as often as any mechanic’s lien is filed against the Premises for labor or material furnished or to be furnished to Tenant, discharge the same of record within ten (10) days after the date of filing. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for any such labor or materials shall attach to or affect the reversionary or other estate or interest of Landlord in and to the Premises herein demised.

20.          DEFAULT CLAUSE

Each of the following shall be deemed a default by Tenant and a breach of this Lease:

(A)          A default in the payment of the rent herein reserved, or any part thereof, for a period of ten (10) days after written notice delivered to the Tenant.

(B)          Default in the performance of any other covenant or condition of this Lease on the part of Tenant to be performed for a period of thirty (30) days after service of notice thereof by Landlord on Tenant, provided however, that if the nature of Tenant’s default is such that it cannot be cured solely by payment of money and that more than thirty (30) days may be reasonably required for such cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within such thirty (30) day period and shall thereafter diligently prosecute such cure to completion.

21.          REMEDIES IN EVENT OF DEFAULT; NOTICE OF TERMINATION

In the event of any such default of Tenant, and at any time thereafter, Landlord may serve a written notice upon Tenant that Landlord elects to terminate this Lease upon a specified date not less than five (5) days after the date of the serving of such notice, and this Lease shall then expire on the date so specified as if that date had been originally fixed as the expiration date of the term herein granted. No defaults shall be deemed waived unless in writing and signed by Landlord.

22.          RE-ENTRY

In the event this Lease shall be terminated as hereinbefore provided, or by summary proceedings or otherwise, or in the event that the Premises shall be abandoned by Tenant, during the Lease Term, Landlord, or its agents, servants or employees, may, immediately or any time thereafter, re-enter and resume possession of said Premises or such part thereof, and remove all persons and property therefrom, either by summary dispossess proceedings or by a suitable action or proceedings at law, or by force or otherwise. No re-entry by Landlord shall be deemed an acceptance of a surrender of this Lease.

23.          RELETTING

In the event this Lease shall be terminated as hereinbefore provided, or by summary proceedings or otherwise, or if the Premises shall be abandoned by Tenant, or shall become vacant during the Term hereof, Landlord may, in its own name, but as agent for Tenant if the Lease be not terminated, or if the Lease is terminated, in its own behalf, relet the whole or any portion of said Premises, for any period equal to or greater or less than the remainder of the original Lease Term, for any sum which it may deem reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate. In no event, however, shall Landlord be under any obligation to relet the Premises for any purpose, other than that specified in this Lease which the Landlord may regard as injurious to the Premises or to any tenant which Landlord, in the exercise of reasonable discretion, shall deem to be objectionable.

24.          MEASURE OF DAMAGES IN EVENT OF DEFAULT

In the event that this Lease be terminated by summary proceeding, or otherwise, or if the Premises are abandoned, and whether or not the Premises be relet, Landlord shall be entitled to recover from Tenant and Tenant shall pay to Landlord, the following:

(A)          An amount equal to all expenses, if any, including reasonable counsel fees incurred by the Landlord in recovering possession of the Premises, and all reasonable costs and charges for the care of said Premises while vacant, not otherwise the obligation of Landlord, which damages shall be due and payable by Tenant to Landlord at such time or times as such expenses are incurred by Landlord; and

(B)          An amount equal to the amount of all rent and additional rent reserved under this Lease, less the net rent, if any, collected by Landlord on reletting the Premises, which shall be immediately due and payable by Tenant to Landlord and Landlord shall be entitled thereupon to recover same from Tenant on the several days on which the rent and additional rent reserved in this Lease would have become due and payable; that is to say, upon each of such days Tenant shall pay to Landlord the amount of deficiency then existing. Such net rent collected on reletting by Landlord shall be computed by deducting from the gross rents collected all reasonable expenses incurred by the Landlord in connection with the reletting, but shall not include the cost of performing any covenant contained in paragraph 24.

Without any previous notice or demand, separate actions may be maintained by Landlord against Tenant from time to time to recover any damages, which, at the commencement of any such action, have then or theretofore become due and payable to Landlord under paragraph 24, without waiting until the end of the original Lease Term.

25.          COVENANTS INDEPENDENT

Each and every covenant contained in this Lease shall be deemed separate and independent, and not dependent on other provisions of this Lease or the use and occupation of the Premises by Tenant, and the performance of any such covenant shall not be considered to be rent or other payment for the use of said Premises.

26.          LANDLORD MAY CURE DEFAULTS

In the event of any breach hereunder by Tenant, Landlord shall have the right to cure such breach for the account and at the expense of Tenant. However, Landlord shall give Tenant prior written notice of its intention to exercise its said right hereunder and a reasonable opportunity to cure any such breach. If Landlord at any time, by reason of such breach, is compelled to pay, or elects to pay, any sum of money or do any act which will require the payment of any sum of money, or is compelled to incur any expense, including reasonable attorney’s fees, in instituting, prosecuting and/or defending any action or proceeding to enforce Landlord’s rights hereunder, the sum or sums so paid by Landlord, with all interest, and costs, shall be deemed to be additional rent hereunder and shall be due from Tenant to Landlord on the first day of the month following the incurring of such respective expenses.

27.          REAL ESTATE TAXES AND ASSESSMENTS

(A)          Tenant shall in all instances, pay as additional rent a portion of all real estate taxes including extraordinary and/or special assessments (and all costs and fees incurred by Landlord in contesting the fees) which may be levied or assessed by apparent lawful taxing authority against the land, building and all other improvements of which the Premises are a part. Such portion shall be determined as follows: the Tenant shall pay that portion of such taxes as shall be equal to the product obtained by multiplying said taxes by a fraction, the numerator of which shall be the square foot area of the Premises and the denominator the total rentable square feet of the building of which the Premises are a part. Statement of such additional rent, including all taxes levied or assessed in each calendar year, shall be rendered to Tenant and shall be paid on or before the end of the month in which the statement is rendered. A tax bill submitted to Tenant shall be conclusive evidence of the amount of taxes assessed or levied. Such additional rent attributable to the year in which the term of this lease terminates shall be apportioned from the date of the commencement of the term of this lease to the end of the calendar year in which the lease commences or from the beginning of the calendar year in which this lease terminates to the date of the termination of the term of this Lease as the case may be and shall be paid within five (5) days after demand therefore. Each tax or assessment levied during the calendar years in which this lease commences and terminates shall be included in the computation of Tenant’s portion regardless of the date of the commencement or termination of the term of this lease.

(B)          Tenant shall pay as additional rent any and all taxes, assessments, license fees and public charges levied, assessed or imposed and which become payable during the lease term upon leasehold improvements, fixtures, furniture, appliances and personal property installed or located in or on the Premises. If any such taxes, assessments, license fees, or public charges are not levied, assessed or imposed separately upon such property, a fair and equitable allocation of such taxes, assessments, license fees or public charges shall be made between such property included in the same tax assessment or other bill.

28.          LATE CHARGES

A charge equivalent to five percent (5%) of the payment amount will be due for any rent received after the 7th day of the month. Notwithstanding the above charges, this Lease shall be considered in default if payment is not received when due.

29.          COMMON AREAS

(A)            Common areas and facilities furnished by Landlord shall include parking area, access driveways, and such other areas, facilities, and exterior utilities as may be furnished by Landlord and designated for the benefit of the Tenants, all of which areas and facilities shall be subject to exclusive control and management by Landlord. Landlord shall have the right from time to time to establish, modify and enforce all reasonable rules and regulations in respect to such areas, facilities and exterior utilities and use thereof.

(B)            Tenant shall pay to Landlord as additional rent a portion (as determined pursuant to Paragraph (C) hereof) of each year’s cost of the snow plowing for the parking areas and sidewalks, landscaping, lawn maintenance, driveway maintenance and exterior utilities.

(C)            At the termination of each maintenance year for snow plowing, landscaping, lawn maintenance, driveway maintenance and exterior utilities, the Landlord shall submit to Tenant a statement of the operating cost for such services. Tenant shall pay as additional rent, Tenant’s portion of annual operation cost of the common area an amount equal to the product obtained by multiplying the estimate by a fraction, the numerator of which is the square foot area of the

Premises demised by this Lease and the denominator of which is the square foot area of the total leasable area of the building of which the Premises are a part.

30.          HOLDING OVER

Any holding over after the expiration of the term hereof, with the consent of the Landlord, shall be construed to be a tenancy from month to month at the rents herein specified (pro-rated on a monthly basis) and shall otherwise be on the terms and conditions herein specified so far as applicable.

31.          BANKRUPTCY

In order to more effectively secure to the Landlord the rent and other terms herein provided, it is agreed as a further condition of this Lease that the filing of any petition in bankruptcy, or assignment for the benefit of creditors by or against the Tenant or any guarantor of Tenant’s obligations hereunder shall be deemed to constitute a breach of this Lease, and thereupon ipso facto and without entry or any other action by the Landlord this Lease shall become and be terminated and notwithstanding any other provision of this Lease the damages for such breach in an amount equal to the amount of the rent reserved in this Lease for the residue to the term hereof, less the fair rental value of the Premises for the residue of said term plus all costs of rerenting.

32.          SIGNS

Tenant shall not place, erect or install any signs on the outside or the inside or upon the roof of the building or allow printed displays or show window lettering in such manner as to be seen from the exterior of building without prior written approval by Landlord. Any such sign permitted shall comply with sign regulations which shall be established by Landlord. All such signs shall be maintained in good and safe condition and appearance by the Tenant at its own expense. Tenant shall repair damage to the Premises, either inside or outside, resulting from the erection, maintenance or removal of said signs.

33.          VENDING MACHINES

Tenant may, if Tenant so elects, install on the Premises and operate vending machines to dispense hot and cold beverages, ice cream, candy and cigarettes. Such machines shall be maintained in a neat and sanitary condition and shall comply with all applicable laws and ordinances. Any contract entered into by Tenant with third parties or the installation and/or maintenance of such vending machines shall provide that Landlord shall have no liability in connection therewith.

34.          RULES

In the event that Landlord receives written notification that the Premises do not conform to applicable requirements of law, requirements of duly constituted authority, or any Board of Underwriters, Landlord shall cause the Premises to be brought into compliance with said laws or regulations. In the event that Tenant receives written notice that it is not in full compliance with all applicable statutes, ordinances, rules and regulations pertaining to Tenant’s use of the Premises, or to any Tenant’s alterations or additions to the Premises, then Tenant shall fully comply with all such applicable statutes or rules.

35.          REMEDIES CUMULATIVE

The rights given to Landlord herein are in addition to any rights that may be given to Landlord by any statute or otherwise.

36.          WAIVER OF RIGHT OF REDEMPTION

Tenant, for itself and for all persons claiming through or under it, hereby expressly waives any and all rights which are or may be conferred upon Tenant by a present or future law to redeem said Premises, or to any new trial in any action of ejectment under any provision of law, after re-entry thereupon by Landlord. If Landlord shall acquire possession of said Premises by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed a re-entry within the meaning of that word as used in this Lease.

37.          SECURITY DEPOSIT

Tenant has deposited with Landlord the sum of $6,043.33 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of rent and additional rent, Landlord may at its option use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the reletting of the Premises whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned, without interest, to Tenant after the date fixed as the end of the Lease and within a reasonable time after delivery of entire possession of the demised Premises to Landlord. In the event of a sale of the land and building or leasing of the buildings, of which the demised Premises form a part,

Landlord shall have the right to transfer the security to the vendee or lessee, and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Landlord solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

38.          SUBORDINATION TO MORTGAGES

This lease is and shall be subject and subordinate to any mortgage or mortgages and to any extensions or modifications thereof now in force or which shall at any time be placed upon the Premises or any part thereof or the building of which the Premises is a part of. The Tenant agrees that it will, upon demand, execute and deliver such instruments as necessary to effect more fully such subordination of this lease to the lien of any such mortgage or mortgages as shall be desired by any mortgagee or proposed mortgagee and in the event of the failure of the lessee to execute such instrument, the Lessee hereby nominates and appoints the Lessor attorney-in-fact for the purpose of executing any such instrument of subordination.

39.          COVENANT OF QUIET ENJOYMENT

If and so long as Tenant pays the rent and additional rent reserved by this Lease, and performs and observes all the covenants and provisions hereof, Tenant shall quietly enjoy the Premises, subject, however, to the terms of this Lease.

40.          ENTIRE AGREEMENT

This instrument contains all the agreements and conditions made between the parties hereto and supersedes all prior or other leases, agreements and representations in connection with the Premises and may not be modified orally or in any other manner than by an agreement in writing, signed by all the parties hereto or their respective successors in interest. The receipt of rent by Landlord, with knowledge of any breach of this Lease by Tenant or of any default on the part of Tenant in this observance or performance of any of the conditions or covenants of this Lease shall not be deemed to be a waiver of any provision of this Lease. If the Tenant makes any payment of any amount less than that due hereunder, Landlord, without notice, may accept the same as a payment on account; Landlord shall not be bound by any notation on any check involving such payment or any statement in any accompanying letter. No failure on the part of Landlord to enforce any covenant herein contained nor any waiver of any right thereunder by Landlord, unless in writing, shall discharge or invalidate such covenant or provision or affect that right of Landlord to enforce the same in the event of any subsequent breach or default. The receipt by Landlord of rent or any other sum of money or any other consideration hereunder paid by Tenant after the termination, in any matter of the term herein demised shall not reinstate, continue, or extend the term herein demised, or destroy, or in any manner impair the efficiency of any such notice of termination as may have been give hereunder by Landlord or Tenant prior to the receipt of any such sum of money or other consideration, unless so agreed to in writing and signed by Landlord. Neither acceptance of the keys nor any other act or thing done by Landlord or any agent or employee during the term herein demised shall be deemed to be an acceptance of a surrender of said Premises, excepting only an agreement in writing signed by Landlord accepting or agreeing to accept such a surrender.

41.          EFFECT OF CONVEYANCE

The term “Landlord” as used in this Lease, means only the owner for the time being of the Premises so that, in the event of any sale of the Premises or in the event of a lease by Landlord of the Premises subject to this Lease or assignment by Landlord of this Lease, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of the Landlord hereunder arising subsequent to any such transfer and provided any such transferee assumes in writing the obligations of Landlord hereunder and a copy of such assumption is delivered to Tenant, and it shall be deemed and construed without further agreement between the parties or between the parties and the purchaser at any such sale or the new lessee of the Premises or assignee of this Lease that such purchaser or said new lessee, or said assignee has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. If any landlord named herein be acting in a fiduciary or representative capacity, the termination, in whole or in part, of such capacity shall be deemed a transfer within the meaning of this paragraph.

42.          TOWN REGULATIONS AND OBLIGATIONS

Tenant shall have full responsibility of complying with all Town regulations including but not limited to, use as described by zoning ordinances etc.

43.          CONSTRUCTION OF LEASE

Words of any gender used in the Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural, when the sense requires. Consents required of Landlord hereunder shall not be unreasonably withheld or delayed.

44.          MARGINAL NOTES

The marginal notes as to contents of particular paragraphs herein are inserted only for convenience and are in no way to be constructed as a part of this Lease or as a limitation on the scope of the particular paragraphs to which they refer.

45.          RIGHTS OF SUCCESSORS AND ASSIGNS

The covenants and agreements contained in the within Lease shall apply to, enure to the benefit of, and be binding upon the parties hereto and upon their respective successors in interest and legal representatives, except as expressly otherwise hereinabove provided.

46.          ENVIRONMENTAL LAWS

(A).         Tenant covenants and agrees as follows:

(1).          Tenant shall keep the Premises free of all Hazardous Substances and shall not cause or permit the Premises or any part thereof to be used for the treatment, generation, transportation, processing, production, disposal, storage or handling of any hazardous substances, and shall promptly remove from the Premises and shall dispose of all Hazardous Substances by-products, arising from Tenant’s use of the Premises, in compliance with all applicable Environmental Laws.

(2).          Tenant shall comply with all applicable Environmental Laws and shall obtain and comply with all Environmental Permits relating to Tenant’s use of the demised premises.

(3).          Tenant shall not cause or permit any change to be made in the present or intended use of the demised premises which would (1) involve the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance or the use of the demised premises as a landfill or other waste disposal site or for military, manufacturing or industrial purposes or for the storage of petroleum or petroleum based products, (2) violate any applicable Environmental Law, (3) constitute non-compliance with any Environmental Permit or (4) increase the risk of a release of any Hazardous Substance.

(4).          Tenant shall promptly provide Landlord with a copy of all notifications which it gives or receives with respect to any past or present release or the threat of a release of any Hazardous Substance on, at or from the demised premises given by or on behalf of Tenant to any federal, state or local governmental agencies or authorities or received by or on behalf of Tenant from any source whatsoever.

(5).          Tenant shall undertake and complete all investigations, studies, sampling and testing and all removal and other remedial actions necessary to contain, remove and clean up all Hazardous Substances that are determined to be present at the demised premises, arising from

Tenant’s use of the demised premises, in accordance with all applicable Environmental Laws and all Environmental Permits.

(6).          Tenant shall at all times allow Landlord and its officers, employees, agents, representatives, contractors and subcontractors reasonable access to the demised premises for the purpose of ascertaining site conditions, including, but not limited to, subsurface conditions.

(7).          If at any time Tenant obtains any evidence or information which suggests that potential environmental problems may exist at the demised premises arising from Tenant’s use of the demised premises, Landlord may require that a full or supplemental environmental inspection and audit report with respect to the demised premises of a scope and level of detail satisfactory to Landlord be prepared by an environmental engineer or other qualified person acceptable to Landlord, at Tenant’s sole cost and expense. If said audit report indicates the presence of any Hazardous Substance or a release or the threat of a release on, at or from the demised premises arising from Tenant’s use of the demised premises, Tenant shall promptly undertake and diligently pursue to completion all necessary, appropriate and legally authorized investigative, containment, removal, clean up and other remedial action, using methods recommended by the environmental engineer or other person who prepared said audit report and acceptable to the appropriate federal, state and local regulatory authorities.

(B).         Tenant covenants and agrees, at its sole cost and expense, to indemnify, protect, defend and save harmless Landlord from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements and/or expenses (including, without limitation, attorneys’ and experts’ fees, expenses and disbursements) of any kind or nature whatsoever which may at any time be imposed upon, incurred by or asserted or awarded against Landlord and Tenant relating to, resulting from or arising out of (i) Tenant’s use of the demised premises for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance or as a landfill or other waste disposal site or for military, manufacturing or industrial purposes or for the storage of petroleum or petroleum based products, (ii) the presence of any Hazardous Substance or a Release or the threat of a release on, at or from the demised premises arising from Tenant’s use of the demised premises, (iii) the failure to promptly undertake and diligently pursue to completion all necessary, appropriate and legally authorized investigative, containment, removal, clean up and other remedial actions with respect to a Release or the threat of a Release on, at or from the demised premises arising from Tenant’s use of the demised premises, (iv) human exposure to any Hazardous Substance, noises, vibrations or nuisances of whatever kind to the extent the same arise from the use and operation of the demised premises, (v) a violation by Tenant of any applicable Environmental Law, (vi) noncompliance by Tenant with any Environmental Permit or (vii) a material misrepresentation or inaccuracy in any representation or warranty or a material breach of or failure to perform any covenant made by Tenant in this Paragraph 46.

(C).         All capitalized terms used in this Section and not heretofore defined shall have the meanings set forth below.

“Environmental Laws” means all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of hazardous substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

“Environmental Permits” means all permit, licenses, approvals, authorizations, consents or registrations required by any applicable Environmental Law in connection with the ownership, use and/or operation of the demised premises for the storage, treatment, generation, transportation, processing, handling, production or disposal of hazardous substances or the sale, transfer or conveyance of the demised premises.

“Hazardous Substance” means, without limitation, any flammable explosive, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyl’s, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials, as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and the regulations promulgated thereunder.

“Release” has the same meaning as given to that term in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), and the regulations promulgated thereunder.

(D).         Landlord makes no warranties or representations with respect to the condition of the demised premises, except that Landlord warrants and represents that it has no knowledge of any violation of any Environmental Laws or Environmental Permits affecting the demised premises.

47.          NOTICES

All notices shall be sent by registered mail, return receipt requested, to the following address:

LANDLORD

Richard R. LeFrois

1020 Lehigh Station Road, P.O. Box 230

Henrietta, New York 14467

TENANT

Lucid, Inc.

2320 Brighton Henrietta Town Line Road

Rochester, NY 14623

Any notice shall be considered to have been given, in the case of letter, at 5:00 p.m. local time on the date set forth on the post mark appearing on the envelope.

48.          PAYMENTS

All payments shall be sent by to the following address:

PAYMENTS

Richard R. LeFrois

P.O. Box 92878, Department No. 102

Rochester, New York 14692

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

Richard R. Lefrois

LANDLORD	By:	/s/ Richard R. LeFrois
Richard R. LeFrois

1-29-03
Date

WITNESS		/s/ [ILLEGIBLE]

1-29-03
Date

Lucid, Inc.

TENANT	By:	/s/ Jay M. Eastman
Jay M. Eastman, Chairman & CEO

30 December 2002
Date

WITNESS		/s/ Marcy K. Davis

30 December 2002
Date

TEL	(585) 334.1122
FAX	(585) 334.9756
WEB	www.lefrois.com
ADDRESS	PO Box 230
1020 Lehigh Station Road
Henrietta, New York 14467-9369

October 14, 2003

Mr. Jay Eastman

Lucid, Inc.

2320 Brighton Henrietta Town Line Road

Rochester, NY 14623

RE:	Lease Renewal
Original Lease dated December 30, 2002
Lucid, Inc., “Tenant”
Richard R. LeFrois, “Landlord”
6,75 Square Feet
2320 Brighton Henrietta Town Line Road
Rochester, NY 14623

Dear Jay:

We are pleased to hear of your company’s decision to renew your lease for two (2) additional years. The new Lease dates are to be December 1, 2003 to November 30, 2005. The base rental rate shall remain as existing at $58,275.00 annually with equal monthly installments of $4,856.25. In addition to the base rent, the monthly additional rent for the period December 1, 2003 through December 31, 2004, shall be $1,292.75. At the end of calendar year 2004, Landlord shall reconcile the additional rent payments received against all additional rent charges for the previous thirteen (13) months and if there is an amount due Landlord, that amount will be paid by Tenant within ten (10) days of receipt of invoice. If there is an amount due Tenant, that amount will be credited Tenant toward the following year’s estimated additional rent charges which Landlord shall calculate and provide an accounting to Tenant.

All other Lease terms and conditions shall be extended for the Lease renewal period except for Section 2. Term and Section 3. Rent and Additional Rent. This letter shall be record of your Lease extension. Please sign below and return two (2) copies for our execution and we will return one (1) for your records.

We wish your company continued success with this location. If we can be of any further assistance to you please do not hesitate to contact us.

Sincerely Yours,

/s/ Eric Jones
Eric Jones
Property Management

Lucid, Inc.

/s/ Jay M. Eastman		/s/ Richard R. LeFrois	10-20-03
Mr. Jay Eastman	Date 15 Oct 2003	Mr. Richard R. LeFrois	Date

TEL	(585) 334.1122
FAX	(585) 334.9756
TOLL FREE TEL	(877) LeFrois
WEB	www.lefrois.com
ADDRESS	PO Box 230
1020 Lehigh Station Road
Henrietta, New York 14467-9369

October 14, 2005

Mr. Jay Eastman

Lucid, Inc.

2320 Brighton Henrietta Town Line Road

Rochester, NY 14623

RE:	Lease Renewal
Original Lease dated December 30, 2002
Renewal Dated October 14, 2003
Lucid, Inc., “Tenant”
Richard R. LeFrois, “Landlord”
6,475 Square Feet
2320 Brighton Henrietta Town Line Road
Rochester, NY 14623

Dear Jay:

We are pleased to hear of your company’s decision to renew your lease for two (2) additional years. The new Lease dates are to be December 1, 2005 to November 30, 2007. The base rental rate shall remain as existing at $58,275.00 annually with equal monthly installments of $4,856.25. In addition to the base rent, the monthly additional rent shall remain as existing at $1,225.18, subject to the adjustments of Section 3 of the Lease.

All other Lease terms and conditions shall be extended for the Lease renewal period. This letter shall be record of your Lease extension. Please sign below and return two (2) signed originals for our execution and we will return one (1) for your records.

We wish your company continued success at this location. If we can be of any further assistance to you please do not hesitate to contact us.

Sincerely Yours,

/s/ Eric Jones
Eric Jones
Property Management

Lucid, Inc.

/s/ Jay Eastman		/s/ Richard R. LeFrois
Mr. Jay Eastman	Date	Mr. Richard R. LeFrois	Date

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (this “Amendment”) is made as of Dec 1, 2007 by and between Hub Properties Trust, a Maryland real estate investment trust (“Landlord”), and Lucid, Inc., a New York corporation (“Tenant”).

WHEREAS, Richard R. LeFrois (“Original Landlord”) and Tenant entered into that certain Agreement of Lease dated as of December 30, 2002, as amended by that certain letter agreement between Original Landlord and Tenant dated October 14, 2003 and that certain letter agreement between Original Landlord and Tenant dated October 14, 2005 (collectively, the “Lease”) for certain premises containing approximately 6,457 square feet of floor area (the “Original Premises”) in the building located at 2320 Brighton Henrietta Town Line Road, Rochester, New York (the “Building”), as more particularly described in the Lease; and

WHEREAS, Landlord has succeeded to the interest of Original Landlord under the Lease; and

WHEREAS, Landlord and Tenant desire to amend the Lease to extend the term of the Lease, upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and for other consideration the mutual receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.             Capitalized terms not otherwise defined in this Amendment shall have the meanings attributed to such terms in the Lease.

2.             The Lease Term is extended through February 28, 2009.

3.             Section 3 of the Lease is hereby amended to provide that all Base Rent and additional rent shall be payable to Landlord at the following address: Hub Properties Trust, c/o Reit Management & Research LLC, P.O. Box 845008, Boston, MA 02284-5008, or such other address as Landlord shall designate in writing from time to time.

4.             Section 3 of the Lease is hereby amended to provide that for the portion of the Lease Term commencing on December 1, 2007, the Base Rent for the Premises shall be $59,893.75 ($9.25 per square foot of floor area) per annum, payable in equal monthly installments of $4,991.15.

5.             Section 3 of the Lease is hereby amended by deleting the third grammatical paragraph thereof (i.e. the paragraph after the original rent schedule beginning with the word “At”) and substituting the following therefor:

Notwithstanding any provision of this Lease to the contrary, Landlord may, at its option: (i) calculate the amount of additional rent due during the Lease Term pursuant to Sections 16, 27 and 29 on a calendar year basis or on the basis of any other twelve-month fiscal period selected by Landlord (each such twelve-

month accounting period used by Landlord to calculate additional rent being a “Computation Year”), and (ii) give Tenant an estimate of the amount of such additional rent due for each Computation Year (which estimate Landlord may subsequently change), and require Tenant to pay to Landlord each month with Tenant’s monthly installment of Base Rent, on account thereof, one-twelfth (1/12) of such most recent estimate.

After the close of each Computation Year, Landlord shall reconcile the additional rent payments received from Tenant during such Computation Year against the amount of additional rent due for such Computation Year and give Tenant a statement thereof. If Landlord’s statement shows that the additional rent due from Tenant for such Computation Year exceeds the sum of Tenant’s estimated payments on account thereof, then Tenant shall, within ten (10) days after receiving Landlord’s statement, pay such deficiency to Landlord. If there has been an overpayment by Tenant, such overpayment shall be credited against the estimated payments of additional rent next coming due until fully credited, or if the Lease Term has ended and there are no moneys due from Tenant to Landlord, such overpayment shall be paid to Tenant within thirty (30) days after the delivery of Landlord’s statement.

6.           Section 47 of the Lease is hereby amended to provide that notices to Landlord shall be sent to the following address (or to such other address or addresses as may from time to time hereafter be designated by Landlord by notice to Tenant):

c/o Reit Management & Research LLC

110 West Fayette Street

Suite 1015

Syracuse, NY 13202

Attn: Area Manager

with a copy to:

Reit Management & Research LLC

400 Centre Street

Newton, MA 02458

Attn: Jennifer B. Clark

7.           Tenant currently occupies the Premises and agrees that Landlord shall have no obligation to make any alterations or improvements to the Premises in connection with this Amendment.

8.           Tenant agrees that it shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Property, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord ever be personally liable for any such liability. In addition, Landlord hereby notifies Tenant that the Declaration of Trust of Hub Properties Trust provides, and Tenant agrees, that no

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trustee, officer, director, general or limited partner, member, shareholder, beneficiary, employee or agent of Landlord (including any person or entity from time to time engaged to supervise and/or manage the operation of Landlord) shall be held to any liability, jointly or severally, for any debt, claim, demand, judgment, decree, liability or obligation of any kind (in tort, contract or otherwise) of, against or with respect to Landlord or arising out of any action taken or omitted for or on behalf of Landlord.

9.             Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Lease other than Ardent Commercial Real Estate Advisors, whose commission shall be paid by Landlord pursuant to a separate agreement between Landlord and Ardent Commercial Real Estate Advisors, and in the event of any brokerage claims or liens against Landlord or the Property by any party other than Ardent Commercial Real Estate Advisors predicated upon or arising out of prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim, and to discharge any such lien.

10.           As amended hereby, the Lease is hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties have hereto executed this Amendment as of the date first above appearing.

LANDLORD:

Hub Properties Trust

By:	/s/ Jennifer B. Clark
Jennifer B. Clark
Senior Vice President

TENANT:

Lucid, Inc.

By:	/s/ Marcy K. Davis-McHugh
Name:Marcy K. Davis-McHugh
Title: VP Administration

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FOURTH AMENDMENT TO LEASE

This Fourth Amendment to Lease (this “Amendment”) is made as of 6 Feb, 2009 by and between Hub Properties Trust, a Maryland real estate investment trust (“Landlord”), and Lucid, Inc., a New York corporation (“Tenant”).

WHEREAS, Landlord (as successor-in-interest to Richard R. LeFrois (“Original Landlord”)) and Tenant are parties to that certain Agreement of Lease dated as of December 30, 2002, as amended by that certain letter agreement between Original Landlord and Tenant dated October 14, 2003, that certain letter agreement between Original Landlord and Tenant dated October 14, 2005, and that certain Third Amendment to Lease between Landlord and Tenant dated December 1, 2007 (collectively, the “Lease”) for certain premises designated as Unit 500, containing approximately 6,457 square feet of floor area in the building located at 2320 Brighton Henrietta Town Line Road, Rochester, New York (the “Building”), as more particularly described in the Lease; and

WHEREAS, Landlord and Tenant desire to amend the Lease to expand the premises demised to Tenant under the Lease and to extend the term of the Lease, upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and for other consideration the mutual receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.             Capitalized terms not otherwise defined in this Amendment shall have the meanings attributed to such terms in the Lease.

2.             The Lease Term is extended through February 28, 2011.

3.             Effective as of the Expansion Date, hereinafter defined, the Premises shall be expanded to include Unit 400 of the Building, containing approximately 6,000 square feet of floor area, substantially as outlined on Exhibit A attached hereto. Accordingly, effective as of the Expansion Date, the “Premises” demised under the Lease shall consist of Units 400 and 500 of the Building, collectively, and the floor area of the Premises shall be 12,475 square feet. The “Expansion Date” shall be the date, not earlier than March 1, 2009, on which Landlord delivers Unit 400 to Tenant in “as is” condition, Landlord agreeing to use all reasonable efforts to so deliver Suite 400 to Tenant on March 1, 2009 or as soon thereafter as Landlord is able to obtain possession of Unit 400.

4.             Tenant shall continue to pay the amount of Base Rent specified in the Lease ($59,893.75 per annum, payable in equal monthly installments of $4,991.15) until the Expansion Date. Commencing on the Expansion Date, the Base Rent for the Premises shall be as follows:

	Rate Per Square Foot of
Period	the Premises Per Annum	Annual	Monthly
Expansion Date – 2/28/10	$8.50	$106,037.50	$8,836.46
3/1/10 – 2/28/11	$8.75	$109,156.25	$9,096.35

5.             Landlord and Tenant hereby confirm that as a result of the addition of Unit 400 to the Premises on the Expansion Date, effective as of the Expansion Date, Tenant’s proportionate share of the Building for purposes of the amount of additional rent payable by Tenant for it’s share of Landlord’s insurance costs, real estate taxes and common areas maintenance costs pursuant to Sections 16, 27 and 29 of the Lease shall be increased to 41.44%.

6.             Tenant currently occupies Suite 500, and is agreeing to an extension of the Lease Term with Unit 500 being in “as is” condition, and Tenant agrees to accept delivery of Unit 400, in “as is” condition. Landlord shall have no obligation to make any alterations or improvements to either Unit 400 or Unit 500 in connection with this Amendment or to provide Tenant with any funding for such purpose.

7.             Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Amendment, and in the event of any brokerage claims or liens against Landlord or the Building predicated upon or arising out of prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim, and to discharge any such lien.

8.             As amended hereby, the Lease is hereby ratified and confirmed.

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IN WITNESS WHEREOF, the parties have hereto executed this Amendment as of the date first above appearing.

LANDLORD:

Hub Properties Trust

By:	/s/ David M. Lepore
David M. Lepore
Senior Vice President

TENANT:

Lucid, Inc.

By:	/s/ Marcy K. Davis-McHugh
Name: Marcy K. Davis-McHugh
Title: Corporate VP

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2320 BHTL RD

KEY PLAN

EXPANSION PREMISES
LUCID
6,475 S.F.
UNIT #500
8,000 S.F.
UNIT #400
3,330 S.F.
UNIT #300
14,300 S.F.
UNIT #100
FLOOR PLAN

EXHIBIT A

FIFTH AMENDMENT TO LEASE

This Fifth Amendment to Lease (this “Amendment”) is made as of Nov. 4, 2010 by and between Hub Properties Trust, a Maryland real estate investment trust (“Landlord”) and Lucid, Inc., a New York corporation (“Tenant”).

WHEREAS, Landlord (as successor-in-interest to Richard R. LeFrois (“Original Landlord”)) and Tenant are parties to that certain Agreement of Lease dated as of December 30, 2002, as amended by that certain letter agreement between Original Landlord and Tenant dated October 14, 2003, that certain letter agreement between Original Landlord and Tenant dated October 14, 2005, that certain Third Amendment to Lease between Landlord and Tenant dated December 1, 2007 and that certain Fourth Amendment to Lease dated February 6, 2009 (collectively, the “Lease”) for certain premises in the building (the “Building”) located at 2320 Brighton Henrietta Town Line Road, Rochester, New York, as more particularly described in the Lease; and

WHEREAS, the term of the Lease is scheduled to expire on February 28, 2011; and

WHEREAS, Landlord and Tenant desire to amend the Lease to extend the term of the Lease, upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and for other consideration the mutual receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.                                       Capitalized terms not otherwise defined in this Amendment shall have the meanings attributed to such terms in the Lease.

2.                                       The Lease Term is extended through February 29, 2012.

3.                                       For the period commencing on March 1, 2011 and ending on February 29, 2012, Tenant shall pay Base Rent in equal monthly installments in advance of $9,616.15.

4.                                       Tenant acknowledges that it is currently in possession of the Premises and is agreeing to an extension of the Lease Term with the Premises being accepted in “as is” condition as of the date of this Amendment.

5.                                       Section 47 of the Lease is hereby amended by deleting the existing text thereof and inserting the following paragraph in its place:

“Except as may be expressly provided herein otherwise, all notices, requests, demands, consents, approval or other communications to or upon the respective parties hereto shall be in writing, shall be delivered by hand or mailed by certified or registered mail, return receipt requested, or by a nationally recognized courier service that provides a receipt for delivery such as Federal Express, United Parcel Service or U.S. Postal Service Express Mail and shall be addressed as follows: If intended for Landlord, to Hub Properties Trust, c/o Reit Management & Research LLC, 1500 Market Street, Philadelphia, PA 19103, Attention: Vice

President, Northeast Central Region with a copy to Reit Management & Research LLC, One Lincoln Center, 110 West Fayette Street, 11th Floor, Syracuse, NY 13202, Attention: Area Manager and Reit Management & Research LLC, 400 Centre Street, Newton, MA 02458, Attention: Jennifer B. Clark (or to such other address or addresses as may from time to time hereafter be designated by Landlord by notice to Tenant); and if intended for Tenant, addressed to Tenant at the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by notice to Landlord). Notices shall be effective on the date delivered to (or the first date such delivery is attempted and refused by) the party to which such notice is required or permitted to be given or made under this Lease. Notices from Landlord may be given by Landlord’s agent Reit Management & Research LLC, or Landlord’s attorney; and any bills or invoices for Base Rent or additional rent (which need not be registered or certified) and, if so given, shall be deemed given on the third business day following the date of posting.”

6.                                       Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Amendment, other than Moore Corporate Real Estate, Inc., and in the event of any brokerage claims or liens, other than by Moore Corporate Real Estate, Inc., against Landlord or the Building predicated upon or arising out of prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim, and to discharge any such lien.

7.                                       As amended hereby, the Lease is hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties have hereto executed this Amendment as of the date first above appearing.

LANDLORD:

Hub Properties Trust

By:	/s/ David M. Lepore
David M. Lepore
Senior Vice President

TENANT:

Lucid, Inc.

By:	/s/ Marcy K. Davis-McHugh
Marcy K. Davis-McHugh
Chief Operating Officer

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